Exhibit 23.2


             CONSENT OF HAMILTON, RABINOVITZ & ALSCHULER, INC.

     We hereby consent to being named in Ashland Inc.'s Annual Report on Form 10-K for the year ended September 30, 2006 in the form and context in which we are named. We do not authorize or cause the filing of such Annual Report and do not make or purport to make any statement other than as reflected in the Annual Report.


 /s/ Francine F. Rabinovitz
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Hamilton, Rabinovitz & Alschuler, Inc.
November 28, 2006